UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Background

As previously disclosed, on December 19, 2022 the Company entered into a Securities Purchase Contract (the “Purchase Contract”) with two institutional investors (the “Investors”). Pursuant to the Purchase Contract, the Company issued to the Investors:

1.	Certain Senior Secured Original Issue 10% Discount Convertible Advance Notes (the “Advance Notes”); and
2.	Certain warrants to purchase up to 2,513,406 shares of Common Stock (the “Warrants”).

The Advance Notes are convertible to Common Stock. The fixed conversion price of the Advance Notes is subject to certain adjustments in accordance with the terms thereof, including certain anti-dilution adjustments in the event that the Company issues shares of Common Stock, securities convertible into, exercisable for or exchangeable for the Company’s Common Stock (“convertible securities”), rights or options to acquire Common Stock or convertible securities or any combination thereof, including as units with other securities or property in an integrated transaction, at a purchase or conversion, exercise or exchange price of less than the fixed conversion price then in effect with respect to the Advance Notes

The Warrants were issued with an exercise price equal to $3.93 per share, subject to certain adjustments in certain events, including the future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the Warrants then in effect at any time.

Previous April 2023 Adjustments to Notes and Warrants

As previously disclosed, on April 14, 2023 the Company entered a securities purchase agreement (“SPA”) with Lucro Investments VCC-ESG Opportunities Fund (“Lucro”) which triggered certain adjustments to the Advance Notes and Warrants as follows:

1.	The fixed conversion price of the approximately $10.1 million principal amount currently outstanding Advance Notes was lowered to $0.3661 per share of Common Stock;
2.	The exercise price of the outstanding Warrants was lowered to $0.3661 per share of Common Stock; and
3.	The number of shares that the Warrants are exercisable for has been increased from 2,513,406 to 26,980,840 shares of Common Stock

June 2023 Adjustments to Notes and Warrants

As previously disclosed, on June 29, 2023 the Company entered a securities purchase agreement (“Series 1B SPA”) with the Investors for the private placement of $900,000 for 900 shares of the Company’s newly designated Series 1B Convertible Preferred Stock (“Series 1B Preferred Stock”). Shares of the Series 1B Preferred Stock will be convertible at the option of the holder into common stock at an initial conversion price of equal to $0.14 per share. The conversion price for the Series 1B Preferred Stock is subject to adjustment on the earliest of the date that (a) a resale registration statement relating to the shares of common stock underlying the Series 1B Preferred Stock has been declared effective by the SEC, (b) all of such underlying shares of common stock have been sold pursuant to SEC Rule 144 or may be sold pursuant to SEC Rule 144 without volume or manner-of-sale restrictions, (c) the one year anniversary of the closing provided that a holder of such underlying shares is not an affiliate of the Company or (d) all of such underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions (such earliest date, the “Reset Date”).

On the Reset Date, the conversion price shall be equal to the lower of (i) $0.14 and (ii) 90% of the lowest VWAP for the Company’s common stock out of the 10 trading days commencing 5 trading days immediately prior to the Reset Date, provided that the conversion price may not be adjusted to less than $0.028 per share.

The terms of the Series 1B SPA triggered certain further adjustments to the Advance Notes and the Warrants in accordance with the existing terms of the outstanding Advance Notes and the outstanding Warrants.

Following these further adjustments in June 2023:

1.	The fixed conversion price of the approximately $7.6 million principal amount currently outstanding Advance Notes has been lowered to $0.1268 per share of Common Stock;
2.	The exercise price of the outstanding Warrants has been lowered to $0.1268 per share of Common Stock; and
3.	The number of shares that the Warrants are exercisable for has been increased from 26,980,840 to 77,899,728 shares of Common Stock.

Under the existing terms of the Advance Notes and Warrants, an Investor (together with its affiliates) may not (i) convert any portion of such Investor’s Advance Notes or (ii) exercise any portion of such holder’s Warrants, to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion or exercise (as applicable), except that upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the maximum amount of its beneficial ownership of outstanding shares of the Company’s Common Stock after conversion or exercise (as applicable) up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise (as applicable).

Under the existing terms of the Advance Notes the conversion price may in no event be less than a floor price (the “Floor Price”) of $0.20 currently. The new adjusted fixed conversion price of the Advance Notes ($0.1268) is less than the Floor Price. Accordingly, upon conversion of the Advance Notes, the Company shall issue a number of shares equal to the Conversion Amount divided by such Floor Price and, at its election (x) pay the economic difference between the Applicable Conversion Price and such Floor Price (the “Outstanding Conversion Amount”) in cash at such time or (y) pay the Outstanding Conversion Amount following the consummation of a reverse stock split by the Company (1) in cash or (2) by issuing to the Holder a number of shares of Common Stock with an aggregate value equal to the Outstanding Conversion Amount, with the value per share of Common Stock for purposes of such calculation equal to (i) if such shares are issued on or prior to August 23, 2023, the daily VWAP of the Common Stock on the Trading Day following the date of the consummation of such reverse stock split or (ii) if such shares are issued after August 23, 2023, 90% of the daily VWAP of the Common Stock on the Trading Day following the date of the consummation of such reverse stock split.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

July 10, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer